EXHIBIT 10.1

AMENDMENT TO NON-EXCLUSIVE LICENSING AGREEMENT

This AMENDMENT TO NON-EXCLUSIVE LICENSING AGREEMENT (this “Amendment”), dated December 13, 2019, is by and between CybEye Image, Inc. (“Licensor”) and China VTV Limited, a Nevada corporation ("Licensee”).

WHEREAS, the Licensor and Licensee are parties to that certain Non-Exclusive Licensing Agreement dated September 30, 2019 (the “Licensing Agreement”) in connection with certain Strategic Development Agreement and Executive Employment Agreement on the same day;

WHEREAS, the Licensor and the Licensee desire to amend the Licensing Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1. The Licensing Agreement shall be amended as follows:

Article 2.1 shall be replaced in in its entirety by:

“2.1 Licensor hereby grants to Licensee a fully paid non-exclusive right and license to the Subject Technology for twenty (20) years (the “Term”) to make, develop, and use the OTT Platform and related applications in the Territory, regardless of whether the Licensees have a valid and enforceable patent in any part of the Territory. The Licensor shall not grant any exclusive license to the Subject Technology to any third-party during the Term.”

Article 2.2 shall be replaced in in its entirety by:

“2.2 Licensor hereby grants to Licensee a fully paid non-exclusive license for twenty (20) years to use any and all improvements to the Subject Technology, as well as any modifications thereto, developed during the term of the Development Agreement for the purposes of carrying out the Development Agreement, regardless of which Party or Parties create, design, develop, or complete the improvement to the Subject Technology. During the Term, Licensor may grant non-exclusive licenses to the Subject Technology to third-parties without compensation to Licensee.”

Article 3 entitled “Payments and Reports” shall be replaced in in its entirety by:

“The license and other rights granted pursuant to this Licensing Agreement by Licensor to Licensee shall also be royalty-free and deemed fully paid in consideration for the 2,500,000 shares of common stock of the Licensee to be issued by the Licensee to the Licensor as contemplated by the Strategic Development Agreement.”

Article 7.1 shall be replaced in in its entirety by:

“7.1 Subject to the terms and conditions set forth in this Licensing Agreement, during the Term of twenty (20) years commencing from the date of this Amendment, the Licensee has a fully paid license to the Subject Technology. In addition, subject to the terms and conditions set forth in this Licensing Agreement, the Licensee has a fully paid license to any and all improvements and modifications to the Subject Technology developed during the term of the Development Agreement, regardless of when the Development Agreement is terminated or expires, for a period of twenty (20) years commencing from the respective dates when such improvements or modifications are developed.”

Article 13.6 shall be renumbered as 12.4.

Article 13.7 shall be renumbered as 12.5.

Article 13.8 shall be renumbered as 12.6.

2.	Except as herein provided, the terms of the Licensing Agreement shall remain in full force and effect.

3.	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Licensing Agreement.

4.	This Amendment shall be governed by the laws of the State of New York and the United States Federal Laws without regards to the conflict-of-law rules.

5.	This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LICENSEE:

CHINA VTV LIMITED

By:	/s/ Tijin Song
Name:	Tijin Song
Title:	Chairman of the Board, Chief Executive Officer, and President

LICENSOR:

CYBEYE IMAGE, INC.

By:	/s/ Bing Liu
Name:	Bing Liu
Title:	Chief Executive Officer

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